                                                                   EXHIBIT 10.27


                                                                  March 10, 1999

William Hancock
Chief Technology Officer
Network-1 Security Solutions, Inc.
DFW Research Center
878 Greenview Drive
Grand Prairie, Texas  75050

                                Re: $100,000 LOAN
Dear Bill:

     This letter shall confirm the agreement of Network-1 Security Solutions, Inc. ("Network-1") to loan to you up to $100,000 ("Loan"), at an interest rate of 6.5 % per annum, solely for payment of certain outstanding tax obligations you have to the Internal Revenue Service relating to your personal tax returns and related professional fees and expenses. The Loan shall be repaid by you on or before 12/31/99. You agree to execute a promissory note(s) at the time any loans are advanced to you pursuant to this letter agreement. The form of promissory note is attached as Exhibit A hereto. You agree that all funds loaned to you by Network-1 will be used by you to satisfy your outstanding tax obligations and related professional fees and expenses. Prior to Network-1 making the Loan to you, you shall submit appropriate documentation to Network-1 relating to your tax obligation and related expenses.

     As security for the repayment of the Loan, prior to the time of any loan advance to you in accordance with this letter agreement, you shall pledge 50,000 shares of Common Stock of Network-1 (the "Shares") and you and Network-1 will execute a Stock Pledge Agreement in the form annexed hereto as Exhibit B. The Shares shall be held in escrow by Solovay Edlin & Eiseman, P.C. (Sam Schwartz) until the loan is repaid in full.

     If the foregoing correctly confirms our understanding, kindly execute this agreement at the appropriate place provided below.

                                              Very truly yours,
                                              Network-1 Security Solutions, Inc.


                                              By:/s/Avi A. Fogel
                                                 -------------------------------
                                                 Avi A. Fogel, President

AGREED AND ACCEPTED:

/s/William Hancock
------------------
William Hancock

                           PLEDGE AND ESCROW AGREEMENT

     PLEDGE AND ESCROW AGREEMENT, dated March 10, 1999, 1999, made by and among WILLIAM HANCOCK ("Pledgor"), NETWORK-1 SECURITY SOLUTIONS, INC. ("Pledgee") and SOLOVAY EDLIN & EISEMAN (the "Escrow Agent").

                              W I T N E S S E T H :

     WHEREAS, William Hancock ("Hancock") and Pledgee have entered into a loan agreement, dated March 10, 1999 (the "Loan Agreement"), providing for, among other things, the loan of up to $100,000 by Pledgee to Hancock;

     WHEREAS, Hancock has agreed to use the Loan solely for the purpose of satisfying a certain personal tax liability due the Internal Revenue Service and related professional fees;

     WHEREAS, Pledgor and Pledgee desire the Escrow Agent to hold in escrow certain securities of Pledgor as security for the performance by Hancock of certain of its obligations under the Loan Agreement, and the Escrow Agent desires to hold such securities;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual representations, covenants and warranties contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Escrow Agent, Pledgor, for himself and his representatives, successors and assigns, and all other persons, wheresoever located, acting in any similar capacity in respect of the Pledgor, and Pledgee hereby agree as follows:

     1. PLEDGE. Subject to the terms and conditions hereof, Pledgor hereby (a) pledges, assigns, hypothecates, transfers, and delivers to the Escrow Agent 50,000 shares of common stock of Pledgee (the "Capital Stock") owned by Pledgor (including any securities which the Capital Stock owned by Pledgor is converted into or exchanged for, the "Pledged Securities") accompanied by stock powers executed in blank and (b) grants to Pledgee a first lien on, and security interest in, as security for Pledgor's payment obligations pursuant to the Loan Agreement dated March 10, 1999, among Pledgor and Pledgee and the promissory note, for each item to be paid and submitted at that time, (the "Note") relating to the Loan(s) (all the foregoing, including any cure provisions contained in such agreements and related to such payment obligations, being hereinafter called the "Obligations").

     2. DISTRIBUTIONS. Until such time, if any, as there exists an Event of Default (as defined in Section 6 hereof), Pledgor shall be entitled to any distribution with respect to the Pledged Securities. If there is at any time an Event of Default and Pledgor shall thereafter become entitled to receive or shall receive any distribution with respect to the Pledged Securities, Pledgor agrees to accept the same as Pledgee's agent and to hold the same in trust on behalf of and for the benefit of Pledgee and, simultaneously with the receipt thereof, to deliver the same forthwith to the Escrow Agent, in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate to be held by the Escrow Agent, subject to the terms hereof, as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Securities which are received by the Pledgor while there is an Event of Default shall until paid or delivered to Escrow Agent be held by the Pledgor in trust as additional collateral security for the Obligations.

     3. SUBSTITUTION AND COLLATERAL. Notwithstanding anything to the contrary contained herein or in any other agreement to which Pledgor, and except as provided in the last sentence of this Section 3, Pledgor shall have the right at any time to substitute as the Pledged Securities any equity interest which the Capital Stock that is being delivered to the Escrow Agent on the date hereof is converted into or exchanged for.

     4. VOTING RIGHTS. Until such time, if any, as there exists an Event of Default, Pledgee agrees that Pledgor (or, if applicable, his representatives, successors or assigns) shall be entitled to vote the Pledged Securities and to give such consents, waivers and ratifications in respect of the Pledged Securities as the Pledgor determines in his sole and absolute discretion. Following an Event of Default, Pledgee shall be entitled to so vote, and give such consents regarding, the Pledged Securities; PROVIDED, HOWEVER, following the receipt by Pledgor of a Default Notice (as defined in Section 6 below) and if Pledgor disputes the Event of Default, until such time as the Collateral is delivered to Pledgee (by the Escrow Agent or pursuant to court determination) in accordance with Section 7 of this Agreement, Pledgee and Pledgor agree that Pledgee (or, if applicable, his representatives, successors or assigns) and Pledgor (or, if applicable, his representatives, successors or assigns) shall jointly consent in writing to vote the Pledged Securities and to give such consents, waivers and ratifications in respect of the Pledged Securities.

     5. AMENDMENTS, MODIFICATIONS AND WAIVERS. Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by Pledgee may be rescinded by Pledgee and any of the Obligations continued, and the Obligations may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by Pledgee, and any documents relating to the Obligations to which Pledgor is not a party may be amended, modified, supplemented or terminated in accordance with the terms thereof in whole or in part, as Pledgee may deem advisable from time to time, all without the necessity of any reservation of rights against Pledgor and without notice to or further assent by Pledgor, who will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, waiver, surrender or release. Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Pledgee upon this Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between, Pledgor and Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Pledgor with respect to the Obligations.

     6. EVENTS OF DEFAULT AND NOTICE.

     (a) If there occurs any event which would entitle Pledgee to declare an Event of Default hereunder or pursuant to the Loan Agreement or Note and Pledgee desires to declare an Event of Default, Pledgee shall send written notice of such Event of Default (the "Default Notice") to the Escrow Agent and at the same time send to Pledgor a copy of such Default Notice. The Default Notice shall refer to the section of the agreement or agreements which have purportedly been breached.

     (b) Within 10 days of the sending of the Default Notice, Pledgor shall in writing notify (the "Acknowledgement") the Escrow Agent as to whether he reasonably acknowledges or in good faith disputes the Event of Default. If Pledgor acknowledges the existence of the Event of Default or if Pledgor fails to send an Acknowledgement within such time period, the Escrow Agent shall carry out the procedure described in Section 7 hereof. If the Pledgor disputes the existence of the Event of Default in the Acknowledgement, the Escrow Agent shall seek to resolve such dispute.

     (c) If the Escrow Agent cannot resolve such dispute, Escrow Agent shall refrain from taking any action other than to continue to hold the Collateral, or, at its option, Escrow Agent may deposit the Collateral with a court of competent jurisdiction, in either case until otherwise directed by a final judgment of a court of competent jurisdiction or by a written agreement signed by Pledgee and Pledgor. Escrow Agent shall have no obligations other than those specifically set forth herein and shall have no liability to either party hereto except for its willful misconduct. Pledgee and Pledgor jointly and severally agree to indemnify and hold harmless the Escrow Agent from and against any and all losses, claims, damages, liabilities and expenses which may be incurred by reason of the performance of its duties hereunder, except for its willful misconduct or gross negligence.

     (d) For purposes of this Agreement, "Event of Default" shall mean (a) a failure by the Company to make any payment required to be made in accordance with the Obligations or the Loan Agreement or Note.

     7. REMEDY. Immediately upon a determination in accordance with Section 6 hereof that there exists an Event of Default, all of the Collateral held by the Escrow Agent hereunder shall, without notice, be delivered to Pledgee. On or after the delivery of the Collateral to Pledgee, the Collateral shall be registered in the name of Pledgee. The Pledgee will use the Collateral to satisfy the Obligations. Pledgee and Pledgor shall have all rights with respect to the Collateral as are set forth under the Uniform Commercial Code of the State of Massachusetts (the "Uniform Commercial Code") and any other applicable law, as the same may from time to time be in effect. Without limiting the generality of the foregoing, Pledgee will be required to act in a commercially reasonable manner as outlined in the Uniform Commercial Code including, without limitation, giving Pledgor fair notice of any sale of the Collateral and opportunity to purchase, and propose purchasers of, the Collateral in connection with any sale.

     8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR. Pledgor represents and warrants that (a) he is the legal record and beneficial owner of, and has good and marketable title to, the Capital Stock, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interests created, and other encumbrances allowed, by this Agreement; (b) he has full power, authority and legal right to pledge the Pledged Securities pursuant to this Agreement subject to the consent of Whale Securities Co., L.P. ("Whale") with respect to the Lock-Up Agreement dated June 19, 1998, between Pledgor and Whale; (c) this Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity; (d) no consent of any creditor of Pledgor is required in connection with the execution, delivery and performance of this Agreement; (e) the execution, delivery and performance of this Agreement will not violate any provision of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor is a party or which purports to be binding upon Pledgor, or upon any of his assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor except as contemplated by this Agreement. Pledgor covenants and agrees that Pledgor will defend Pledgee's right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that Pledgor will likewise defend Pledgee's right to and security interest in any other property at any time hereafter pledged to Pledgee as collateral hereunder.

     9. NO DISPOSITION, ETC. Without the prior written consent of Pledgor, prior to an Event of Default, each of Pledgee and the Escrow Agent agrees that they will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will they create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interests provided for by this Agreement.

     10. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time upon the written request of the Escrow Agent or Pledgee, Pledgor will execute and deliver such further documents and do such further acts and things as the Escrow Agent or Pledgee may reasonably request in order to effect the purposes of this Agreement.

     11. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12. NO WAIVER; CUMULATIVE REMEDIES. Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of his rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. No failure to exercise nor delay in exercising on the part of Pledgee, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof of the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     13. WAIVERS, AMENDMENTS; APPLICABLE LAW. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Pledgee, Pledgor and the Escrow Agent. This Agreement and all obligations of the Pledgor hereunder shall be binding upon Pledgor and his representatives, successors and assigns, and all other persons, wheresoever located, acting in any similar capacity in respect of Pledgor, and shall, together with the rights and remedies of Pledgee hereunder, inure to the benefit of Pledgee and his successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Massachusetts, without regard to principles of conflicts of laws.

     14. TERMINATION. This Agreement shall terminate and the Pledged Securities shall be returned to Pledgor upon the satisfaction by Pledgor of the obligations set forth in the Loan Agreement and Note.

     15. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

     (a) if to Pledgor, to

         William Hancock
         4907 Wareham Drive
         Arlington, Texas  76014

     (b) if to Pledgee, to

         Network-1 Security Solutions, Inc.
         1601 Trapello Road
         Waltham, Massachusetts 02407
         Attn:    Avi Fogel, President
                  and Chief Executive Officer

         with a copy to

         Solovay Edlin & Eiseman
         845 Third Avenue
         New York, NY  10022
         Attn:  Sam Schwartz, Esq.

     (c) if to the Escrow Agent, to

         Solovay Edlin & Eiseman
         845 Third Avenue
         New York, NY  10022
         Attn:  Sam Schwartz, Esq.

     IN WITNESS WHEREOF, Pledgor, Pledgee and the Escrow Agent have each executed, or caused to be executed, and delivered this Agreement on the day and year first above written.


                                             PLEDGOR:

                                             /s/William Hancock
                                             -----------------------------------
                                             William Hancock

                                             PLEDGEE:

                                             Network-1 Security Solutions, Inc.

                                             By:/s/Avi Fogel
                                                --------------------------------
                                                Avi Fogel, President and Chief
                                                Executive Officer
ESCROW AGENT:

Solovay Edlin & Eiseman


By:/s/Sam Schwartz
   ---------------------------------
   Sam Schwartz, Esq.

                                                                   EXHIBIT 10.27

PROMISSORY NOTE

$2,701.25                                                        6.5 % PER ANNUM

MARCH 10, 1998

     FOR VALUE RECEIVED, WILLIAM HANCOCK ("Hancock"), hereby promises to pay to the order of Network-1 Security Solutions, Inc. ("Payee"), the principal sum of TWO THOUSAND SEVEN HUNDRED ONE DOLLARS AND 25 CENTS ($2,701.25), on or before December 31, 1999. Payee has loaned the principal amount to Hancock for the sole purpose of satisfying certain outstanding obligations to the Internal Revenue Service and related professional fees and expenses, and Hancock agrees to use such amount for such purpose. This Promissory Note is issued pursuant to the Loan Agreement, dated as of March 10, 1999, by and between Hancock and Payee.

     1. INTEREST. Subject to the terms and conditions hereof, Hancock promises to pay interest on the outstanding principal amount of this Note at a per annum rate of 6.5%. Interest in this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest and premium in full and shall be computed on the basis of a 360-day year consisting of twelve thirty-day months.

     2. PREPAYMENT. This Note may be prepaid by Hancock, in whole or in part, at any time or from time to time. All prepayments made on this Note shall be applied first to the payment of all unpaid interest accrued on this Note, and then to the outstanding and unpaid principal amount of this Note as of the date of the payment, in the inverse order of maturities.

     3. EVENTS OF DEFAULT. If one or more of the following events (an "Event of Default") shall occur and be continuing:

     (a) Hancock shall default in the payment when due of any principal of this Note; or

     (b) Hancock shall default in the payment when due of any interest under this Note; or

     (c) any default by Hancock in the performance of any of its covenants or agreements in this Note; or


     (d) any judgment against Hancock or his property for an aggregate amount in excess of $25,000 remains unpaid, undischarged, unsatisfied or undismissed for a period of thirty (30) days, or a levy or attachment against Hancock or his property for an aggregate amount in excess of $500,000 remains unpaid, undischarged, unsatisfied or undismissed for a period of thirty (30) days; or

     (e) Hancock shall admit in writing his inability to, or be generally unable to, pay its debts as such debts generally become due; or

     (f) Hancock shall (i) apply for or consent in writing to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or a substantial part of his assets, (ii) make an assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) take any action for the purpose of effecting any of the foregoing; or

     THEREUPON: (i) in the case of an Event of Default (other than an Event of Default referred to in clause (f) above), the Payee may, by notice to Hancock, declare the principal amount then outstanding of, and the accrued interest on, this Note and all other amounts payable by Hancock under this Note to be forthwith due and payable, whereupon such amount shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Hancock; (ii) in the case of the occurrence of an Event of Default referred to in clause (f) above, the principal amount then outstanding of, and the accrued interest on, this Note shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Hancock, and in any case Payee may take such action as is permitted to enforce its rights hereunder, (iii) Hancock shall pay all of the expenses of the Payee incurred for the collection of this Note, including reasonable attorneys' fees and legal expenses; and (iv) Payee may exercise from time to time any rights and remedies available to it by law, including those available under any agreement or other instrument relating to the amounts owed under this Note. No delay on the part of the Payee in the exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Payee may apply any funds received from Hancock, in such manner and order of priority and against such payment obligations hereunder as Payee may determine.

     3. GOVERNING LAW. This Note and all agreements entered into pursuant to the terms hereof shall be governed by, and construed in accordance with, the laws of the State of Massachusetts applicable to contracts made and to be performed entirely in the State of Massachusetts. Hancock hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Massachusetts or any federal court sitting in the State of Massachusetts for purposes of any suit, action or other proceeding arising out of this Note (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Hancock agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Hancock hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note, which is brought by or against it, in the Courts of the State of Massachusetts or any federal court sitting in the State of Massachusetts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     4. AMENDMENT. This Note may not be amended except by a duly executed writing between Hancock and Payee.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of this 10th day of March, 1999.

                                        /s/William Hancock
                                        ----------------------------------------
                                        William Hancock

                                 PROMISSORY NOTE

$9,285.01                                                        6.5 % PER ANNUM

MARCH 10, 1998

     FOR VALUE RECEIVED, WILLIAM HANCOCK ("Hancock"), hereby promises to pay to the order of Network-1 Security Solutions, Inc. ("Payee"), the principal sum of NINE THOUSAND TWO HUNDRED EIGHTY FIVE DOLLARS AND 01 CENTS ($9,285.01), on or before December 31, 1999. Payee has loaned the principal amount to Hancock for the sole purpose of satisfying certain outstanding obligations to the Internal Revenue Service and related professional fees and expenses, and Hancock agrees to use such amount for such purpose. This Promissory Note is issued pursuant to the Loan Agreement, dated as of March 10, 1999, by and between Hancock and Payee.

     1. INTEREST. Subject to the terms and conditions hereof, Hancock promises to pay interest on the outstanding principal amount of this Note at a per annum rate of 6.5%. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest and premium in full and shall be computed on the basis of a 360-day year consisting of twelve thirty-day months.

     2. PREPAYMENT. This Note may be prepaid by Hancock, in whole or in part, at any time or from time to time. All prepayments made on this Note shall be applied first to the payment of all unpaid interest accrued on this Note, and then to the outstanding and unpaid principal amount of this Note as of the date of the payment, in the inverse order of maturities.

     3. EVENTS OF DEFAULT. If one or more of the following events (an "Event of Default") shall occur and be continuing:

     (a) Hancock shall default in the payment when due of any principal of this Note; or

     (b) Hancock shall default in the payment when due of any interest under this Note; or

     (c) any default by Hancock in the performance of any of its covenants or agreements in this Note; or

     (d) any judgment against Hancock or his property for an aggregate amount in excess of $25,000 remains unpaid, undischarged, unsatisfied or undismissed for a period of thirty (30) days, or a levy or attachment against Hancock or his property for an aggregate amount in excess of $500,000 remains unpaid, undischarged, unsatisfied or undismissed for a period of thirty (30) days; or

     (e) Hancock shall admit in writing his inability to, or be generally unable to, pay its debts as such debts generally become due; or

     (f) Hancock shall (i) apply for or consent in writing to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or a substantial part of his assets, (ii) make an assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) take any action for the purpose of effecting any of the foregoing; or

     THEREUPON: (i) in the case of an Event of Default (other than an Event of Default referred to in clause (f) above), the Payee may, by notice to Hancock, declare the principal amount then outstanding of, and the accrued interest on, this Note and all other amounts payable by Hancock under this Note to be forthwith due and payable, whereupon such amount shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Hancock; (ii) in the case of the occurrence of an Event of Default referred to in clause (f) above, the principal amount then outstanding of, and the accrued interest on, this Note shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Hancock, and in any case Payee may take such action as is permitted to enforce its rights hereunder, (iii) Hancock shall pay all of the expenses of the Payee incurred for the collection of this Note, including reasonable attorneys' fees and legal expenses; and (iv) Payee may exercise from time to time any rights and remedies available to it by law, including those available under any agreement or other instrument relating to the amounts owed under this Note. No delay on the part of the Payee in the exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Payee may apply any funds received from Hancock, in such manner and order of priority and against such payment obligations hereunder as Payee may determine.

     3. GOVERNING LAW. This Note and all agreements entered into pursuant to the terms hereof shall be governed by, and construed in accordance with, the laws of the State of Massachusetts applicable to contracts made and to be performed entirely in the State of Massachusetts. Hancock hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Massachusetts or any federal court sitting in the State of Massachusetts for purposes of any suit, action or other proceeding arising out of this Note (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Hancock agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Hancock hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note, which is brought by or against it, in the Courts of the State of Massachusetts or any federal court sitting in the State of Massachusetts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     4. AMENDMENT. This Note may not be amended except by a duly executed writing between Hancock and Payee.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of this 10th day of March, 1999.

                                          /s/William Hancock
                                          --------------------------------------
                                          William Hancock